First Amendment to
              Letter of Credit Facility Agreement


     THIS FIRST AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT (the "Amendment"), dated as of May 26, 1994, is entered into by and between CONSOLIDATED FREIGHTWAYS, INC. (the "Company") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").


                            RECITALS

     A. The Company and the Bank are parties to a Letter of Credit Facility Agreement dated as of July 30, 1993 (the "Credit
Agreement") pursuant to which the Bank has extended certain letter of credit facilities to the Company.

     B. The Company has requested that the Bank agree to certain amendments of the Credit Agreement.

     C. The Bank is willing to amend the Credit Agreement subject to the terms and conditions of this Amendment.


     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.


     2.     Amendments to Credit Agreement.

          (a) Section 1.01 of the Credit Agreement shall be amended as follows:

               (i) The definition of "Maximum Amount" is amended in its entirety to provide:

                    "Maximum Amount" means Fifty Five Million
          Dollars ($55,000,000).

               (ii) The definition of "Termination Date" is amended in its entirety to provide:

                    "Termination Date" means July 31, 1995.

               (iii) A new definition "6.07 Notice" is inserted in its proper alphabetical order, providing as follows:

                    "6.07 Notice" means a notice pursuant to
          Section 6.07."

          (b) Section 2.02(e) of the Credit Agreement shall be amended as follows:

               (i) in the first line thereof, "(f)" shall be deleted and "(1)" shall be inserted in lieu thereof;

               (ii)  clauses (1), (2), (3) and (4) shall be
renumbered as (2), (3), (4) and (5) respectively;

               (iii)  as so renumbered, clause (2) shall be
amended in its entirety to provide:

               "(2) The Company shall pay the Bank per annum fees on the Standby Letters of Credit determined in accordance with the following:

     On any day the rating assigned to     And the   And the
     the Company's senior unsecured long-  6.07     6.07
     term debt is:                         Notice    Notice
                                           is not    is in
                                           in        effect
                                           effect
     Below BBB- by Standard & Poor's
     Corporation AND below Baa3 by
     Moody's Investors Service, Inc.       0.9375%   1.3125%
     BBB- or better by Standard & Poor's
     Corporation OR Baa3 or better by
     Moody's Investors Service, Inc.       0.7500%   1.1250%
     BBB- or better by Standard & Poor's
     Corporation AND Baa3 or better by
     Moody's Investors Service, Inc.       0.6250%   1.0000%


     "These fees shall be computed quarterly in arrears on the average daily amount of the Outstanding Letters of Credit, payable on the last day of each fiscal quarter of the Company so long as there is an Outstanding Letter of Credit; and if at any time there is no Outstanding Letter of Credit, all such accrued and unpaid fees shall be due and payable within 10 days of billing."

          (c) Section 6.07 of the Credit Agreement is amended in its entirety to provide:

          "6.07  Availability Under the Morgan Agreement.

               "(a) The Company shall maintain at all times, undrawn and available credit to the Company under the Morgan Agreement in an amount not less than the aggregate amount of outstanding Letter of Credit Obligations and Outstanding Letters of Credit. In computing the undrawn and available credit to the Company under the Morgan Agreement, the Company's reimbursement obligations with respect to letters of credit issued and outstanding thereunder and drafts paid but not yet reimbursed shall not be included in computing the available amount of credit under the Morgan Agreement; except that the Company may:

               "(b) Once, during the term of this Agreement, notify the Bank that the Company is not, or will not be, complying with the provisions of subsection (a) of this Section (the "6.07 Notice") and during such period, the increased letter of credit per annum fees under Section 2.02(e)(2) shall be in effect.

               "(c) After sending the Bank the 6.07 Notice, thereafter notify the Bank that it will comply with the provisions of subsection (a) of this Section and, upon receipt of such subsequent notice the lower letter of credit per annum fees under Section 2.02(e)(2) shall be in effect."


     3. Representations and Warranties. The Company hereby represents and warrants to the Bank as follows:

          (a) No Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.
(c)
          (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

          (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other Person.

     4. Effective Date. This Amendment will become effective as of May 26, 1994 (the "Effective Date"), provided that each of the following conditions precedent has been satisfied:

          (a) The Bank has received from the Company a duly executed original of this Amendment.

          (b) The Bank has received from the Company a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

          (c) The Bank has received from the Company the amount of Twenty Thousand Dollars ($20,000), representing payment in full of a non-refundable amendment fee, which amount the Company hereby covenants to pay to the Bank on demand.


     5. Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

     6.        Miscellaneous.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit
Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.


          (c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA.


          (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          (e) This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 8.01 of the Credit Agreement.

          (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

          (g) Company covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.


          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.



                                  Consolidated Freightways, Inc.


                                  By: /s/David F. Morrison
                                  Name: David F. Morrison
                                  Title: Vice President - Treasurer


                                  By:
                                  Name:
                                  Title:



                                  BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION



                                  By: /s/Michael J. Dasher
                                  Name: Michael J. Dasher
                                  Title: Vice President